Exhibit 16.1

July 25, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Save Foods, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to a Current Report on Form 8-K of Save Foods, Inc. dated July 26, 2021. We agree with the statements concerning our firm contained therein.

Very truly yours,

Tel-Aviv, Israel	/s/ Halperin Ilanit
July 25, 2021	Certified Public Accountants (Isr.)